ENERGY CONVERSION DEVICES ACCELERATES EXPANSION PLANS,

ANNOUNCES OTHER STRATEGIC INITIATIVES AT ITS 2008 INVESTOR DAY

•   Finalizing Site Selection for Next 120 MW Expansion

•   Accelerates Expansion to 420MW by end of FY 2010, 720MW by end of FY 2011

•   Signs Joint-Venture with CertainTeed to Develop Residential Solar Roofing Product

Greenville, Mich., Oct. 2, 2008 – Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER), the leading global manufacturer of thin-film flexible solar laminate products for the building integrated and commercial rooftop markets, today discussed several new strategic initiatives with analysts at its first company-sponsored Investor Day.

Mark Morelli, president and CEO noted, “We are in the final stages of site selection for a new 120 MW solar-cell manufacturing facility. We are also pleased to announce that we are accelerating the growth of our nameplate capacity to 420 MWs in fiscal year 2010 and to 720 MWs in fiscal 2011. The accelerated expansion in capacity will help us meet the growing global demand for our thin-film, flexible solar laminates earlier than we had previously forecast.”

The company had previously planned to be at 300MW and 600MW of nameplate capacity in fiscal year 2010 and 2011, respectively. The acceleration of production capacity is being made possible by systems engineering and commitments to operational excellence including better supply chain management and improved efficiencies, throughput and yields. These expansions are expected to be funded by cash on hand and future operating cash flow. The company reiterated its commitment to have 1 GW of nameplate capability in place by fiscal 2012.

ECD also discussed a joint development agreement with CertainTeed that was announced earlier in the day. The company said that it will focus on the creation of next-generation solar residential roofing material incorporating UNI-SOLAR photovoltaic cells with CertainTeed roofing materials. The products are expected to be commercially available beginning in 2010.

Mr. Morelli, added, “We are pleased to announce this major initiative with a leader in the building industry in North America. By working with CertainTeed, we are expanding our presence into a distinct new market for ECD: the building-integrated residential market in the U.S.”

Senior management outlined global sales initiatives that focused on customer-centric programs in support, application, and training. The company also shared third-party research conducted over several years verifying that UNI-SOLAR® laminates generate more electricity per rated watt

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in real-world locations from California to Italy. Higher electricity output combined with the lower installed costs have been confirmed to result in UNI-SOLAR laminate customers receiving a higher return on their investment than conventional PV panels.

Mr. Morelli concluded the meeting by noting, “We are well-positioned to expand the global BIPV rooftop market with our innovative, thin-film, light-weight, flexible laminate. We have assembled a world class team excited about the opportunities to improve our production efficiencies and meet the needs of our global customers.”

About Energy Conversion Devices

Energy Conversion Devices, Inc. (ECD) (NASDAQ: ENER) is the leader in building integrated and commercial rooftop photovoltaics, one of the fastest growing segments of the solar power industry. The company manufactures and sells thin-film solar laminates that convert sunlight to energy using proprietary technology. ECD’s UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency. ECD also pioneers other alternative technologies, including a new type of nonvolatile digital memory technology that is significantly faster, less expensive, and ideal for use in a variety of applications including cell phones, digital cameras and personal computers. For more information, please visit www.ovonic.com.

This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to achieve sustainable profitability; our ability to maintain our customer relationships; our ability to expand our manufacturing capacity in a timely and cost-effective manner; the worldwide demand for electricity and the market for solar energy; the supply and price of components and raw materials for our products; and the resolution of pending legal disputes. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release.

Contact:

Mark Trinske, Vice President

Investor Relations & Communications

(248) 299-6063